Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Robert J. Whelan
Chief Financial Officer
(617) 912-4220

Erica E. Smith
Investor Relations
(617) 912-3766
www.bostonprivate.com

BOSTON PRIVATE ANNOUNCES STRONG 2005 RESULTS

Cash and GAAP EPS Increased 25%

Company Successfully Adds Gibraltar Private Bank

Boston, MA, January 25, 2006 – Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) today reported fourth quarter 2005 non-GAAP cash earnings of $0.45 per diluted share versus $0.38 per diluted share for the fourth quarter 2004, an 18.4% increase. The Company recorded non-GAAP cash earnings of $1.71 per diluted share for the year ended 2005, up 24.8% compared to $1.37 per diluted share for the year ended December 31, 2004. The Company provides a detailed reconciliation of cash and GAAP earnings in the financial tables.

GAAP earnings for the fourth quarter 2005 were $0.38 per diluted share, compared to $0.33 per diluted share for the fourth quarter 2004, a 15.2% increase. For the year ended December 31, 2005, Boston Private reported GAAP earnings of $1.47 per diluted share, compared to $1.18 per diluted share for the year ended December 31, 2004, up 24.6%.

Included in the financial performance are the results from the acquisitions of KLS Professional Advisors (“KLS”), which Boston Private acquired on December 31, 2004, and Gibraltar Private Bank & Trust Company (“Gibraltar Private”), previously known as Gibraltar Bank, FSB, which Boston Private acquired on October 1, 2005. More detailed financial information regarding the acquired affiliate partners’ financial results is outlined later in the press release.

Highlights

•	Total Revenues for 2005 were up 33.8% to $263.3million, compared to $196.8 million a year ago.

•	Total Operating Expenses for 2005 were up 30.6% to $181.8 million, compared to $139.2 million a year ago.

•	Positive Operating Leverage for 2005 with revenues growing 33.8% and operating expenses increasing 30.6%.

•	Net Income for 2005 was up 37.7% to $46.3 million, compared to $33.6 million a year ago.

•	Total Assets Under Management/Advisory, including the Company’s unconsolidated affiliates, increased $2.6 billion, or 12.2%, over the prior year to $23.7 billion.

•	Fee Income, increased $25.8 million, or 24.5%, over the prior year to $131.2 million.

•	Total Balance Sheet Assets at December 31, 2005 were $5.1 billion compared to $3.3 billion a year ago.

•	Total Deposits increased $1.4 billion, or 57.1%, from December 31, 2004 to December 31, 2005 to $3.7 billion.

•	Total Loans increased $1.4 billion, or 61.2%, from December 31, 2004 to December 31, 2005 to $3.6 billion.

•	Net Interest Income increased 45.3% or $40.2 million over 2004, to $128.7 million.

•	Net interest margin, including the impact of trust preferred interest expense, was 3.88%, 27 basis points higher than the 2004 level of 3.61%.

•	Core net interest margin increased 44 basis points to 4.10% from the 2004 level of 3.66%.

•	Increased volume contributed $33.8 million, or 84%, to the increase of net interest income.

•	Increased rates contributed $6.4 million or 16%, to the increase of net interest income.

•	The Company also announced a 14% increase in its quarterly cash dividend to shareholders to $0.08 per share.

Mr. Timothy L. Vaill, Chairman and Chief Executive Officer of Boston Private, stated, “We are proud of our operational and financial accomplishments for 2005. Across our six geographic regions, our private banking, wealth advisory and investment management segments experienced strong growth – a true testament to the strength of our diversified franchise. Our overall performance was in large part driven by our private banking business with both robust organic growth at our existing banks and the acquisition of Gibraltar Private. We experienced record loan and deposit growth while increasing our core net interest margin despite the rising interest rate environment in 2005. Our fee income businesses also contributed to our growth, increasing revenues by 24.5% in 2005, despite the sluggish performance of the stock market.”

“Our most important achievement this year was the successful addition of Gibraltar Private to our family of wealth management affiliate partners. Gibraltar Private posted a strong fourth quarter and displays solid momentum heading into 2006 with a new office opening in Naples, Florida, scheduled for this spring. We are excited to have this talented team of individuals join our wealth management group. We are delighted that Gibraltar Private was accretive on a cash basis in the fourth quarter and it continues to exceed our initial expectations,” continued Vaill.

Mr. Robert J. Whelan, Chief Financial Officer, stated that due to the implementation of FAS 123R, the Company will change its accounting for share-based compensation plans beginning on January 1, 2006. At that time, the Company will also restate its financial results for 2005 and 2004 to provide more comparable financial statements. The Company estimates that its after tax expense for share-based compensation plans would have been $2.7 million, or $0.08 per fully diluted share, if share-based compensation plans had been expensed in 2005.

“Over the past four years, I have emphasized that cash EPS is increasingly becoming an important metric for investors to calculate the full value of Boston Private,” stated Mr. Walter M. Pressey, Boston Private’s President. “The additional intangibles from the Gibraltar Private acquisition and the advent of expensing share-based compensation plans will further expand the difference between our cash and GAAP earnings per share. We recognize the importance of GAAP earnings as a measure of our financial strength; however, investors need to also evaluate the additional value above GAAP earnings provided by cash earnings as a result of the amortization of purchase intangibles, the tax benefits generated by purchase accounting and now the non-cash operating expense for our share-based compensation plans. The difference between cash and GAAP EPS is estimated to be approximately $0.35 per share for the full year 2006. By comparison our dividend rate for 2006 is expected to be $0.32 per share. The incremental operating cash flow generated by these non-cash expenses exceeds our dividend.”

Mr. Vaill concluded, “We are pleased with our results in 2005 and are looking forward to 2006. We are significantly expanding our wealth management franchise with some exciting new office openings in Lexington, Massachusetts (opened in December), Los Altos, California (opened in December), Naples, Florida (opening this spring as mentioned previously), Hingham, Massachusetts (later this year), and New York City (opening in 2006). We also will continue to selectively evaluate other strategic opportunities and markets throughout the year. We believe that our diversified business model, our focus on organic growth, our opportunistic acquisition strategy, and our solid asset quality establishes a strong foundation for the continued growth of Boston Private’s business.”

Fourth Quarter 2005 Results

Boston Private’s revenues increased 42.1% to $79.5 million for the fourth quarter of 2005, over revenues of $55.9 million for the fourth quarter of 2004. This increase was due to the acquisitions of Gibraltar Private and KLS, as well as growth achieved in each of the Company’s businesses: private banking, wealth advisory and investment management. The KLS and Gibraltar Private acquisitions contributed $18.6 million in revenue for the fourth quarter.

The Company’s net interest income increased 72.4% to $43.9 million for the fourth quarter of 2005 compared to $25.5 million for the fourth quarter of 2004. The increase was due to increased volume, which contributed $16.9 million, and rate increases which contributed $1.6 million.

Excluding the impact of trust preferred interest expense, Boston Private’s core net interest margin increased 22 basis points to 4.28% in the fourth quarter 2005 compared to 4.06% in the third quarter of 2005. The net interest margin, including the impact of the trust preferred, was 4.00% in the fourth quarter of 2005, compared to 3.88% in the third quarter of 2005. Boston Private’s net interest margin would have been 7 basis points lower in the fourth quarter, if the Company had not acquired Gibraltar Private.

Boston Private’s loan portfolio achieved strong growth with commercial loans up 50.3% and residential loans up 68.0% over the same period in the prior year. Commercial loans totaled $2.0 billion and represented 56.3% of the combined loan portfolio. Residential loans totaled $1.3 billion and represented 36.9% of the total portfolio. Combined, the loan portfolio grew 61.2% over the past twelve months totaling $1.4 billion. This loan growth was supported by growth in deposits, which increased $1.4 billion, or 57.1%, over the December 31, 2004 balance, to $3.7 billion. Gibraltar Private had $981.2 million and $967.5 million in loans and deposits, respectively, at December 31, 2005.

Investment management fee income for the fourth quarter 2005 totaled $28.1 million, up 11.4% over the fourth quarter 2004. The increase from the fourth quarter of 2004 was primarily due to the addition of Gibraltar Private, strong investment performance at certain affiliates and improved market action. Gibraltar Private generated $1.4 million of investment management fees in the fourth quarter.

In Boston Private’s wealth advisory business, fee income increased $3.1 million from the fourth quarter of 2004 to $5.0 million for the fourth quarter of 2005. The increase from the fourth quarter of 2004 benefited from $2.8 million of fee income related to the acquisition of KLS on December 31, 2004.

Assets under management and advisory increased 10.5% to $21.3 billion at December 31, 2005 from $19.3 billion at December 31, 2004. Total assets under management and advisory, including the Company’s unconsolidated affiliates, increased 12.2% over the prior year to $23.7 billion. Excluding assets under management and advisory for Gibraltar Private, assets under management increased 6.6% to $20.6 billion. Market action, or the general appreciation in the market prices of securities, resulted in an increase of $280 million in assets under management and advisory during the fourth quarter of 2005. Total assets under management and advisory had net inflows of $494 million, including Gibraltar Private which had $707 million of assets under management when acquired. Gibraltar Private had $757 million in assets under management and advisory as of December 31, 2005.

Operating expenses were $54.3 million for the fourth quarter of 2005, up 39.6% over the fourth quarter of 2004. The main drivers of operating expense growth were costs associated with operating expenses of the newly-acquired affiliates, incentive compensation, geographic expansion, and investments in new business initiatives. Operating expenses for Gibraltar Private and KLS were $12.1 million in the fourth quarter of 2005.

2005 Year End Results

For the year ended December 31, 2005, Boston Private reported total revenues of $263.3 million, a 33.8% increase from $196.8 million in 2004. Net income for 2005 was $46.3 million up 37.7% from $33.6 million in 2004.

The Company’s net interest income increased 45.3% to $128.7 million in 2005 compared to $88.6 million in 2004. The increase was due to increased volume, which contributed $33.8 million, and rate increases which contributed $6.4 million. Excluding the impact of trust preferred interest expense, Boston Private’s core net interest margin increased 44 basis points to 4.10% in 2005 compared to 3.66% in 2004. The net interest margin, including the impact of the trust preferred, was 3.88% in 2005, compared to 3.61% in 2004.

Investment management fee income for 2005 totaled $105.9 million, up 14.9% over $92.1 million in 2004. In Boston Private’s wealth advisory business, fee income increased $11.2 million from 2004 to $19.1 million for 2005. The increase from the fourth quarter of 2004 benefited from $10.8 million of fee income in 2005 related to the acquisition of KLS.

Operating expenses were $181.8 million in 2005, up 30.6% over 2004. The main drivers of operating expense growth were costs associated with operating expenses of the newly-acquired affiliates, incentive compensation and investments in new business initiatives.

The Company benefited from positive operating leverage for the year. Revenues increased 33.8% in 2005 while operating expenses increased only 30.6% in 2005 resulting in pre-tax net income increasing by 41.7%.

Effective Tax Rate

Boston Private’s effective tax rate for the fourth quarter was 36.6% and 37.1% for all of 2005.

Dividend Payment Continues

Concurrent with the release of the fourth quarter 2005 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.08 per share, reflecting the quarterly earnings performance. The record date for this dividend is February 1, 2006 and the payment date is February 15, 2006.

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, related tax benefits that result from purchase accounting, as well as the impact of certain non-cash share based compensation plans. Over and above GAAP earnings, the Company believes its cash earnings reports the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans. (A detailed reconciliation table is attached.)

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on January 26, 2006 at 9 a.m. Eastern time. Interested parties may join the call by dialing 800-867-0731 and the password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through www.bostonprivate.com, www.prnewswire.com, or Yahoo! Finance. A continuous telephone replay will be available beginning at 11:30 a.m. Eastern time. The replay telephone number is 800-388-9064.

Boston Private Wealth Management Group

Boston Private Financial Holdings, Inc. is a wealth management firm that owns twelve independently-operated affiliate partners across the U.S. These partners comprise the Boston Private Wealth Management Group which provides private banking, financial planning/wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. Through strategic acquisitions in demographically attractive geographic areas, the Company forms wealth management “clusters” that together deliver lifetime financial solutions on a local basis. The Company makes capital resources available to its affiliate partners and works with them on growth strategies, marketing, leadership development, compliance and technology.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions, as well as excluding other significant gains or losses that are unusual in nature. Also included in these non-GAAP measures are net amortization of intangibles and tax benefits related to purchase accounting. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	December 31, 2005	December 31, 2004	% Change
FINANCIAL DATA:
Total Balance Sheet Assets	$5,134,065	$3,273,193	56.9%
Stockholders’ Equity	533,590	321,227	66.1%
Tangible Capital:
Boston Private Bank & Trust	135,328	116,164	16.5%
Borel Private Bank & Trust	75,812	59,242	28.0%
First Private Bank & Trust	39,476	29,856	32.2%
Gibraltar Private Bank & Trust	63,762	—	nm
Investment Securities	584,860	559,190	4.6%
Goodwill	286,751	130,486	119.8%
Intangible Assets	97,656	56,677	72.3%

Commercial and Construction Loans	2,039,443	1,357,067	50.3%
Residential Mortgage Loans	1,338,607	796,991	68.0%
Home Equity and Other Consumer Loans	246,190	94,542	160.4%

Total Loans	3,624,240	2,248,600	61.2%

Loans Held for Sale	12,883	42,384	(69.6)%

Allowance for Loan Losses and Off-Balance Sheet Risk	42,354	27,937	51.6%
Non-performing Loans	7,900	1,137	nm
Other Real Estate Owned	—	377	(100.0)%
Total Non-performing Assets	7,900	1,514	nm
Deposits	3,748,141	2,386,368	57.1%
Borrowings	703,379	474,171	48.3%

Book Value Per Share	$15.33	$11.61	32.0%
Market Price Per Share	$30.42	$28.17	8.0%

ASSETS UNDER MANAGEMENT AND ADVISORY:

Westfield Capital Management	$8,325,000	$7,707,000	8.0%
Boston Private Bank & Trust	2,310,000	2,010,000	14.9%
Sand Hill Advisors	1,094,000	1,062,000	3.0%
Boston Private Value Investors	867,000	860,000	0.8%
RINET Company	1,129,000	1,051,000	7.4%
Borel Private Bank & Trust	661,000	568,000	16.4%
Dalton, Greiner, Hartman, Maher & Co.	3,259,000	3,353,000	(2.8)%
KLS Professional Advisors Group	3,140,000	2,880,000	9.0%
Gibraltar Private Bank & Trust	757,000	—	nm
Less: Inter-company Relationship	(203,000)	(185,000)	9.7%

Consolidated Affiliate Assets Under Management and Advisory	$21,339,000	$19,306,000	10.5%

Coldstream Capital Management	900,000	600,000	50.0%
Bingham, Osborn, & Scarborough	1,415,000	1,167,000	21.3%

Total Assets Under Management and Advisory	$23,654,000	$21,073,000	12.2%

FINANCIAL RATIOS:
Stockholders’ Equity/Total Assets	10.39%	9.81%	5.9%
Non-performing Loans/Total Loans	0.22%	0.05%	340.0%
Allowance for Loan Losses/Total Loans	1.04%	1.11%	(6.7)%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.17%	1.24%	(5.6)%
Allowance for Loan Losses and Off-Balance Sheet Risk/Non-performing Assets	536.13%	1845.24%	(70.9)%
Tangible Capital/ Tangible Assets	3.14%	4.34%	(27.6)%

	Three Months Ended			Twelve Months Ended		% Change
	December 31, 2005	December 31, 2004	% Change	December 31, 2005	December 31, 2004
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$45,218	$26,542	70.4%	$133,532	$92,683	44.1%
FTE Adjustment	1,302	1,076	21.0%	4,793	4,104	16.8%

Net Interest Income	43,916	25,466	72.4%	128,739	88,579	45.3%

Investment Management Fees:
Westfield Capital Management	12,668	11,755	7.8%	48,878	43,829	11.5%
Boston Private Bank & Trust	3,354	2,962	13.2%	12,935	11,555	11.9%
Sand Hill Advisors	1,522	1,530	(0.5)%	6,171	5,682	8.6%
Boston Private Value Investors	1,612	1,522	5.9%	6,296	5,922	6.3%
Borel Private Bank & Trust	956	789	21.2%	3,495	2,937	19.0%
Gibraltar Private Bank & Trust	1,369	—	nm	1,369	—	nm
Dalton, Greiner, Hartman, Maher & Co.	6,640	6,687	(0.7)%	26,729	22,222	20.3%

Total Investment Management Fees	28,121	25,245	11.4%	105,873	92,147	14.9%
Wealth Advisory Fees:
RINET Company	2,084	1,892	10.1%	8,140	7,783	4.6%
KLS Professional Advisors Group	2,848	—	nm	10,782	—	nm
Other	61	29	110.3%	164	115	42.6%

Total Wealth Advisory Fees	4,993	1,921	159.9%	19,086	7,898	141.7%

Other Fees	1,516	2,031	(25.4)%	6,278	5,352	17.3%

Total Fees	34,630	29,197	18.6%	131,237	105,397	24.5%

Earnings in Equity Investments	503	804	(37.4)%	1,556	1,019	52.7%
Gain on Sale of Loans, Net	471	478	(1.5)%	1,774	1,424	24.6%
Gain / (Loss) on Sale of Investments, Net	(20)	—	nm	20	373	(94.6)%

Total Fees and Other Income	35,584	30,479	16.7%	134,587	108,213	24.4%

Total Revenue	79,500	55,945	42.1%	263,326	196,792	33.8%

Provision for Loan Losses	2,070	1,759	17.7%	5,438	4,285	26.9%

Salaries and Employee Benefits	34,611	26,340	31.4%	118,897	93,218	27.5%
Occupancy and Equipment	6,447	4,517	42.7%	21,053	15,702	34.1%
Professional Services	3,080	2,172	41.8%	10,270	7,477	37.4%
Marketing and Business Development	2,048	1,304	57.1%	6,792	5,148	31.9%
Contract Services and Processing	1,224	830	47.5%	4,070	2,936	38.6%
Amortization of Intangibles	3,018	1,388	117.4%	7,634	4,664	63.7%
Other	3,911	2,377	64.5%	13,063	10,007	30.5%

Total Operating Expense	54,339	38,928	39.6%	181,779	139,152	30.6%

Minority Interest	1,032	460	124.3%	2,512	1,428	75.9%
Income Before Income Taxes	22,059	14,798	49.1%	73,597	51,927	41.7%
Income Tax Expense	8,068	5,332	51.3%	27,279	18,293	49.1%

Net Income	$13,991	$9,466	47.8%	$46,318	$33,634	37.7%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2005	December 31, 2004	% Change	December 31, 2005	December 31, 2004	% Change
RECONCILIATION OF GAAP EARNINGS TO ADJUSTED AND CASH EARNINGS:

Net Income (GAAP Basis)	$13,991	$9,466	47.8%	$46,318	$33,634	37.7%

Adjusted Net Income	$13,991	$9,466	47.8%	$46,318	$33,634	37.7%

Cash Basis Earnings (1)
Book Amortization of Purchased Intangibles, Net of Tax	1,641	680	141.3%	3,982	2,251	76.9%
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,032	821	25.7%	4,129	3,259	26.7%

Total Cash Basis Adjustment	2,673	1,501	78.1%	8,111	5,510	47.2%

Cash Basis Earnings	$16,664	$10,967	51.9%	$54,429	$39,144	39.0%

	Three Months Ended			Twelve Months Ended
	December 31, 2005	December 31, 2004	% Change	December 31, 2005	December 31, 2004	% Change
PER SHARE DATA: (In thousands, except per share data)

Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$13,991	$9,466	47.8%	$46,318	$33,634	37.7%
Interest on convertible trust preferred securities, net of tax	765	672	13.8%	3,059	672	nm

Net Income for diluted EPS	$14,756	$10,138	45.6%	$49,377	$34,306	43.9%

Calculation of average shares outstanding:
Weighted average basic shares (2)	34,219	27,280	25.4%	29,425	27,313	7.7%
Dilutive effect of:
Stock Options and Stock Grants	1,338	904	48.0%	912	875	4.2%
Forward Agreement	—	195	(100.0)%	147	119	23.5%
Convertible trust preferred securities	3,182	2,626	21.2%	3,182	657	nm

Dilutive potential common shares	4,520	3,725	21.3%	4,241	1,651	156.9%
Weighted average diluted shares	38,739	31,005	24.9%	33,666	28,964	16.2%

Earnings per Share:
Basic	$0.41	$0.35	17.1%	$1.57	$1.23	27.6%
Diluted	$0.38	$0.33	15.2%	$1.47	$1.18	24.6%

RECONCILIATION OF GAAP EPS TO ADJUSTED AND CASH EPS:
(on a Diluted Basis)

Earnings Per Share (GAAP Basis)	$0.38	$0.33	15.2%	$1.47	$1.18	24.6%
Eliminate Increase in Shares Outstanding- FAS 128 Revision (2)	—	—		—	$0.01	(100.0%)

Adjusted Earnings Per Share	$0.38	$0.33	15.2%	$1.47	$1.19	23.5%
Cash Basis Adjustment	$0.07	$0.05	40.0%	$0.24	$0.18	33.3%

Cash Basis Earnings Per Diluted Share	$0.45	$0.38	18.4%	$1.71	$1.37	24.8%

	Three Months Ended			Twelve Months Ended
	December 31, 2005	December 31, 2004	% Change	December 31, 2005	December 31, 2004	% Change
OPERATING RATIOS & STATISTICS:
Return on Average Equity	10.64%	11.99%	(11.3)%	11.95%	11.42%	4.6%
Return on Average Assets	1.10%	1.16%	(5.2)%	1.20%	1.18%	1.7%
Net Interest Margin	4.00%	3.61%	10.8%	3.88%	3.61%	7.5%
Core Net Interest Margin(3)	4.28%	3.77%	13.5%	4.10%	3.66%	12.0%
Total Fees and Other Income/Total Revenue	44.76%	54.48%	(17.8)%	51.11%	54.99%	(7.1)%
Efficiency Ratio	64.27%	67.35%	(4.6)%	65.77%	67.90%	(3.1)%
Net Loans Charged-off / (Loan Recoveries)	$(40)	$(52)	(23.1)%	$46	$4	nm

CASH OPERATING RATIOS:
Return on Average Equity (4)	12.67%	13.90%	(8.8)%	14.04%	13.30%	5.6%
Return on Average Assets (5)	1.31%	1.35%	(3.0)%	1.41%	1.38%	2.2%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2005	December 31, 2004	% Change	December 31, 2005	December 31, 2004	% Change
AVERAGE BALANCE SHEET:
AVERAGE ASSETS:

Interest-Bearing Cash	$13,150	$1,775	nm	$6,546	$1,432	nm
Federal Funds Sold and Other	287,272	166,721	72.3%	170,870	114,564	49.1%
U.S. Treasuries and Agencies	234,760	201,194	16.7%	225,529	191,576	17.7%
Municipal Securities	237,824	231,717	2.6%	233,203	227,724	2.4%
Corporate Bonds	35,895	30,442	17.9%	32,486	40,305	(19.4)%
Mortgage-Backed Securities	45,209	48,500	(6.8)%	42,713	49,451	(13.6)%
Stock in Federal Home Loan Banks	26,645	19,333	37.8%	22,967	16,436	39.7%
Commercial and Construction Loans	2,007,407	1,308,253	53.4%	1,581,658	1,116,592	41.7%
Residential Mortgage Loans	1,341,973	810,172	65.6%	988,799	732,263	35.0%
Home Equity and Other Consumer Loans	238,101	90,753	162.4%	128,673	82,053	56.8%

Total Earning Assets	4,468,236	2,908,860	53.6%	3,433,444	2,572,396	33.5%
Allowance for Loan Losses	(36,640)	(27,077)	35.3%	(29,744)	(24,141)	23.2%
Goodwill	287,442	110,776	159.5%	171,831	82,439	108.4%
Intangible Assets	100,741	46,558	116.4%	63,377	39,585	60.1%
Other Assets	281,579	220,906	27.5%	229,491	174,615	31.4%

TOTAL AVERAGE ASSETS	$5,101,358	$3,260,023	56.5%	$3,868,399	$2,844,894	36.0%

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:

Savings Accounts	$73,705	$36,721	100.7%	$52,745	$32,325	63.2%
NOW Accounts	354,639	220,992	60.5%	263,222	211,501	24.5%
Money Market Accounts	1,816,019	1,150,360	57.9%	1,347,872	1,071,663	25.8%
Certificates of Deposit	706,315	532,860	32.6%	571,843	423,125	35.1%

Total Interest-Bearing Deposits	2,950,678	1,940,933	52.0%	2,235,682	1,738,614	28.6%
Repurchase Agreements	105,290	84,175	25.1%	100,362	76,784	30.7%
FHLB Borrowings	343,887	258,135	33.2%	304,529	243,957	24.8%
Junior Subordinated Debentures	232,979	94,767	145.8%	145,409	27,438	nm
Other Borrowings	2,128	5,978	(64.4)%	5,799	3,996	45.1%

Total Interest-Bearing Liabilities	3,634,962	2,383,988	52.5%	2,791,781	2,090,789	33.5%
Non-interest Bearing Deposits	782,377	476,247	64.3%	582,960	374,393	55.7%
Other Liabilities	157,904	84,102	87.8%	105,899	85,305	24.1%

Total Liabilities	4,575,243	2,944,337	55.4%	3,480,640	2,550,487	36.5%
Stockholders’ Equity	526,115	315,686	66.7%	387,759	294,407	31.7%

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$5,101,358	$3,260,023	56.5%	$3,868,399	$2,844,894	36.0%

	December 31, 2005	September 30, 2005	% Change
FINANCIAL DATA:

Total Balance Sheet Assets	$5,134,065	$3,789,583	35.5%
Stockholders’ Equity	533,590	397,449	34.3%
Tangible Capital:
Boston Private Bank & Trust	135,328	129,854	4.2%
Borel Private Bank & Trust	75,812	71,458	6.1%
First Private Bank & Trust	39,476	37,276	5.9%
Gibraltar Private Bank & Trust	63,762	—
Investment Securities	584,860	540,235	8.3%
Goodwill	286,751	132,246	116.8%
Intangible Assets	97,656	48,424	101.7%

Commercial and Construction Loans	2,039,443	1,586,875	28.5%
Residential Mortgage Loans	1,338,607	880,041	52.1%
Home Equity and Other Consumer Loans	246,190	91,071	170.3%

Total Loans	3,624,240	2,557,987	41.7%
Loans Held for Sale	12,883	8,232	56.5%
Allowance for Loan Losses and Off-Balance Sheet Risk	42,354	31,795	33.2%
Non-performing Loans	7,900	5,657	39.6%
Other Real Estate Owned	—	—	nm
Total Non-performing Assets	7,900	5,657	39.6%
Deposits	3,748,141	2,681,272	39.8%
Borrowings	703,379	607,936	15.7%

Book Value Per Share	$15.33	$13.24	15.8%
Market Price Per Share	$30.42	$26.54	14.6%

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$8,325,000	$8,374,000	(0.6)%
Boston Private Bank & Trust	2,310,000	2,312,000	(0.1)%
Sand Hill Advisors	1,094,000	1,087,000	0.6%
Boston Private Value Investors	867,000	849,000	2.1%
RINET Company	1,129,000	1,092,000	3.4%
Borel Private Bank & Trust	661,000	653,000	1.2%
Dalton, Greiner, Hartman, Maher & Co.	3,259,000	3,384,000	(3.7)%
KLS Professional Advisors Group	3,140,000	3,030,000	3.6%
Gibraltar Private Bank & Trust	757,000	—
Less: Inter-company Relationship	(203,000)	(216,000)	(6.0)%

Consolidated Affiliate Assets Under Management and Advisory	$21,339,000	$20,565,000	3.8%
Coldstream Capital Management	900,000	875,000	2.9%
Bingham, Osborn, & Scarborough	1,415,000	1,403,000	0.9%

Total Unconsolidated Assets Under Management and Advisory	$23,654,000	$22,843,000	3.6%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	10.39%	10.49%	(0.9)%
Nonperforming Loans/Total Loans	0.22%	0.22%	(0.5)%
Allowance for Loan Losses/Total Loans	1.04%	1.11%	(6.6)%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.17%	1.24%	(5.9)%
Allowance for Loan Losses and Off-Balance
Sheet Risk/Non-performing Assets	536.13%	562.05%	(4.6)%
Tangible Capital/Tangible Assets	3.14%	6.01%	(47.7)%

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

	Three Months Ended
	December 31, 2005	September 30, 2005	% Change
OPERATING RESULTS:
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)	$45,218	$31,219	44.8%
FTE Adjustment	1,302	1,167	11.6%

Net Interest Income	43,916	30,052	46.1%

Investment Management Fees:
Westfield Capital Management	12,668	13,226	(4.2)%
Boston Private Bank & Trust	3,354	3,283	2.2%
Sand Hill Advisors	1,522	1,523	(0.1)%
Boston Private Value Investors	1,612	1,524	5.8%
Borel Private Bank & Trust	956	896	6.7%
Gibraltar Private Bank & Trust	1,369	—
Dalton, Greiner, Hartman, Maher & Co.	6,640	6,931	(4.2)%

Total Investment Management Fees	28,121	27,383	2.7%
Wealth Advisory Fees
RINET Company	2,084	2,031	2.6%
KLS Professional Advisors Group	2,848	2,742	3.9%
Other	61	51	19.6%

Total Wealth Advisory Fees	4,993	4,824	3.5%

Other Fees	1,516	1,430	6.0%

Total Fees	34,630	33,637	3.0%

Earnings in Equity Investments	503	548	(8.2)%
Gain on Sale of Loans, Net	471	533	(11.6)%
Gain / (Loss) on Sale of Investments, Net	(20)	—	nm

Total Fees and Other Income	35,584	34,718	2.5%

Total Revenue	79,500	64,770	22.7%

Provision for Loan Losses	2,070	1,728	19.8%

Salaries and Benefits	34,611	29,278	18.2%
Occupancy and Equipment	6,447	5,059	27.4%
Professional Services	3,080	2,035	51.4%
Marketing and Business Development	2,048	1,432	43.0%
Contract Services and Processing	1,224	960	27.5%
Amortization of Intangibles	3,018	1,539	96.1%
Other	3,911	2,785	40.4%

Total Operating Expense	54,339	43,088	26.1%

Minority Interest	1,032	526	96.2%
Income Before Income Taxes	22,059	19,428	13.5%
Income Tax Expense	8,068	7,416	8.8%

Net Income	$13,991	$12,012	16.5%

	Three Months Ended
	December 31, 2005	September 30, 2005	% Change
RECONCILIATION OF GAAP EARNINGS TO ADJUSTED AND CASH EARNINGS
Net Income (GAAP Basis)	$13,991	$12,012	16.5%

Adjusted Net Income	$13,991	$12,012	16.5%

Cash Basis Earnings (1)
Book Amortization of
Purchased Intangibles, Net of Tax	1,641	780	110.4%
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,032	1,032	0.0%

Total Cash Basis Adjustment	$2,673	$1,812	47.5%

Cash Basis Earnings	$16,664	$13,824	20.5%

	Three Months Ended
	December 31, 2005	September 30, 2005	% Change
PER SHARE DATA: (In thousands)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$13,991	$12,012	16.5%
Interest on convertible trust preferred securities, net of tax	765	765	0.0%

Net Income for diluted EPS	$14,756	$12,777	15.5%
Calculation of average shares outstanding:
Weighted average basic shares	34,219	27,954	22.4%
Dilutive effect of:
Stock Options and Stock Grants	1,338	789	69.6%
Forward Agreement	—	248	(100.0)%
Convertible trust preferred securities	3,182	3,182	0.0%

Dilutive potential common shares	4,520	4,219	7.1%
Weighted average diluted shares	38,739	32,173	20.4%
Earnings per Share:
Basic	$0.41	$0.43	(4.7)%
Diluted	$0.38	$0.40	(5.0)%
RECONCILIATION OF GAAP EPS TO ADJUSTED AND CASH EPS:
(on a Diluted Basis)
Earnings Per Share (GAAP Basis)	$0.38	$0.40	(5.0)%

Adjusted Earnings Per Share	$0.38	$0.40	(5.0)%
Cash Basis Adjustment	$0.07	$0.05	40.0%

Cash Basis Earnings Per Diluted Share	$0.45	$0.45	0.0%

OPERATING RATIOS & STATISTICS:
Return on Average Equity	10.64%	13.48%	(21.1)%
Return on Average Assets	1.10%	1.35%	(18.5)%
Net Interest Margin	4.00%	3.88%	3.1%
Core Net Interest Margin (3)	4.28%	4.06%	5.4%
Total Fees and Other Income/Total Revenue	44.76%	53.60%	(16.5)%
Efficiency Ratio	64.27%	64.06%	0.3%
Net Loans Charged-off / (Loan Recoveries)	$(40)	$10	nm

Boston Private Financial Holdings, Inc.

Selected Financial Data

(In Thousands, except share data)

(Unaudited)

(1)	The Company defines Cash Basis Earnings as Adjusted Earnings, plus the amortization of the purchased intangibles (net of tax), plus the tax benefit on the portion of the purchase price which is deductible over a 15 year life. These tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Cash Earnings, to provide information for investors to effectively analyze financial trends of ongoing business activities.
(2)	Due to a change that the Financial Accounting Standards Board (“FASB”) made on March 31, 2004, additional shares of approximately 497,000 were included in average basic shares outstanding for the twelve months ending December 31, 2004 related to the Company’s forward stock agreement. The Company amended the forward stock agreement on April 1, 2004 which eliminated the need to include the effect of the forward agreement in basic shares after that date.
(3)	The Company defines Core Net Interest Margin as Net Interest Margin excluding the interest expense on the Junior Subordinated Debentures. The Company utilizes Trust Preferred Securities to assist in the funding of acquisitions and believes it is useful to compare Net Interest Margin excluding the impact of this acquisition funding vehicle.
(4)	The Company calculates Return on Average Equity on a cash basis as Cash Basis Earnings divided by Average Equity.
(5)	The Company calculates Return on Average Assets on a cash basis as Cash Basis Earnings divided by Average Assets.